SUB-ITEM 77Q3

AIM Independence 2010 Fund


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 12/31/2008
File number: 811-2699
Series No.: 19

72DD.  1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                           $ 111
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class B                           $ 16
         Class C                           $ 30
         Class R                           $ 25
         Class Y                           $ 3
         Institutional Class               $ -


73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
       1 Dividends from net investment income
         Class A                         0.3526
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class B                         0.2933
         Class C                         0.2933
         Class R                         0.3348
         Class Y                         0.3573
         Institutional Class             0.3696


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                            339
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                             53
         Class C                             98
         Class R                             78
         Class Y                             10
         Institutional Class                  1


74V.   1 Net asset value per share (to nearest cent)
         Class A                           7.72
       2 Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                            7.7
         Class C                           7.71
         Class R                           7.72
         Class Y                           7.73
         Institutional Class               7.74